Exhibit 99.1

SPX Announces Agreement for Sale of European Power Generation Business
Transaction Expected to Close by Year-End

CHARLOTTE, N.C., November 23, 2016 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) announced that it has entered into an agreement for the sale of its European Power Generation business (the “Balcke-Dürr group,” or “Balcke-Dürr”) to mutares AG (“mutares”), a German-based publicly traded industrial holding company. The closing of the transaction is expected to occur by December 31, 2016.
The terms of the purchase agreement include the sale of the subsidiaries comprising Balcke-Dürr in exchange for nominal cash at closing and a commitment by SPX to leave sufficient liquidity within Balcke-Dürr, including a loan from SPX, to support ongoing operations and the implementation of mutares’s strategic plan. A more detailed description of the transaction is provided in the company’s Form 8-K filed today with the United States Securities and Exchange Commission.

Gene Lowe, President and CEO, remarked, “the agreement for the sale of Balcke-Dürr is another significant step forward on our value creation roadmap. Our team has worked tirelessly to arrive at the best possible solution for delivering on our commitment to eliminate the losses from the underperforming portions of our Power Segment. With the completion of this transaction, and the earlier sale of our Dry Cooling business, SPX will substantially complete the transformation of the Power Segment, leaving the company with three strong platforms to continue executing on our growth strategy.”

As previously disclosed, the elimination of the underperforming portions of our Power Generation business would have the effect of increasing the company’s current Adjusted EPS* guidance for 2016 by more than $0.30, the majority of which is attributable to the sale of Balcke-Dürr. SPX anticipates that the transaction will qualify for discontinued operations presentation in our full-year 2016 financial statements, and now expects to report full-year Adjusted EPS* significantly in excess of our current guidance range of $1.00-$1.20.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation had approximately $1.7 billion in annual revenue in 2015 and approximately 6,000 employees worldwide. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

About mutares AG:  Based in Munich, Germany, mutares AG is an industrial holding company that focuses on acquiring companies currently finding themselves in a special situation, such as owner or management succession or strategic repositioning. Getting engaged with its own teams, mutares actively supports its portfolio companies ensuring sustainable, long-term growth. The shares of mutares AG are traded on the Frankfurt Stock Exchange under the symbol MUX (ISIN: DE000A0SMSH2). For more information, please visit www.mutares.com.

*Non-GAAP financial measure. Adjusted EPS is calculated in a manner consistent with the presentation of Adjusted EPS in SPX’s press release dated November 3, 2016 and submitted as Exhibit 99.1 to SPX’s Current Report on Form 8-K dated November 3, 2016. Because of the forward-looking nature of the estimate of Adjusted EPS, it is impractical to present a quantitative reconciliation of such measure to a comparable GAAP measure, and accordingly no such GAAP measure or reconciliation is being presented.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company's documents filed with the Securities and Exchange Commission, including the company's annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, "expect," "anticipate," "project" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company's existing operations and complement of businesses, which are subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.
Investor Contact:
Paul Clegg, Vice President, Finance and Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Media and Customer Contact:
Vivek Dhir, Vice President, Global Marketing and Business Development
Phone: 980-474-3703
E-mail: vivek.dhir@spx.com